UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2009

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On September 15, 2009, Avista Corporation (Avista Corp.) entered into an underwriting agreement covering the issue and sale by Avista Corp. of $250.0 million of 5.125 percent First Mortgage Bonds due in 2022 under a registration statement (No. 333-139239) previously filed with the Securities and Exchange Commission (SEC). Avista Corp. filed a prospectus supplement with the SEC in connection with this issuance of First Mortgage Bonds.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the registration statement and related prospectus supplement for the issuance of First Mortgage Bonds. All such exhibits are hereby incorporated by reference into the registration statement and related prospectus supplement by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of securities is being made only by means of a prospectus and related prospectus supplement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated September 15, 2009, between Avista Corporation and UBS Securities LLC and J.P. Morgan Securities Inc., As Representatives of several Underwriters

4.1	Forty-Sixth Supplemental Indenture, dated as of September 1, 2009

12	Computation of ratio of earnings to fixed charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: September 23, 2009	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel and Chief Compliance Officer